UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      August 15, 2005
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)		55428 (Zip Code)
Registrant’s telephone number, including area code      (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Separation Agreement dated August 15, 2005, by and between Arthur J. Padovese and River Hills
Press Release
Reconciliation Table of Non-GAAP Numbers

Item 1.01. Entry into a Material Definitive Agreement.
     On August 15, 2005, River Hills Wilsons, Inc. entered into a Separation Agreement (the “Agreement”) with Arthur J. Padovese, Vice President of Wilsons The Leather Experts Inc. and its affiliates (the “Company”). A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.
     Under the terms of the Agreement, Mr. Padovese will continue to assist the Chief Executive Officer, as requested, in the transition of his duties as Vice President, Store Sales until October 1, 2005 (the “Separation Date”), and will continue to receive his base salary and benefits until the Separation Date. If Mr. Padovese remains with the Company through the Separation Date and complies with the Agreement, including releasing all claims he may have against the Company other than claims for indemnification and maintaining confidential information regarding the Company, Mr. Padovese will continue to receive his base salary through October 1, 2006, except that if Mr. Padovese receives from other employment (including self-employment) gross earnings in excess of $10,000 per month, the Company will deduct from the salary continuation payments all amounts earned by Mr. Padovese. In addition, the Company will pay the employer portion of the group health, dental and vision insurance premiums if Mr. Padovese elects to continue coverage, and Mr. Padovese will be eligible to receive a pro rata potion equal to two-thirds of any annual incentive award that would have been payable to him if he had been employed by the Company for the full fiscal year ending January 28, 2006.
Item 2.02. Results of Operations and Financial Condition.
     On August 16, 2005, the Company issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Press Release contains information for the fiscal year 2004 quarterly and year-to-date periods concerning the Company’s operating loss, net loss and basic and diluted loss per share before restructuring charges, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges for the second quarter of fiscal year 2004 and for the 2004 year-to-date period, will also be mentioned in the Company’s earnings conference call to be held on August 16, 2005. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of operating loss, net loss and basic and diluted loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
10.1	Separation Agreement dated August 15, 2005, by and between Arthur J. Padovese and River Hills Wilsons, Inc.

99.1	The Press Release of the Company dated August 16, 2005, containing its financial results for the second quarter ended July 30, 2005.

99.2	Reconciliation Table of non-GAAP numbers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: August 16, 2005	By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
10.1	Separation Agreement dated August 15, 2005, by and between Arthur J. Padovese and River Hills Wilsons, Inc.	Electronic Transmission

99.1	The Press Release of the Company dated August 16, 2005, containing its financial results for the second quarter ended July 30, 2005.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission